Exhibit 1.A


                       RESTATED DECLARATION OF TRUST

                               CMC FUND TRUST

                              October 13, 1993


          This RESTATED DECLARATION OF TRUST is made at Portland, Oregon, on October 13, 1993 by the majority of Trustees hereunder. The Trustees direct that this Restated Declaration of Trust be filed with the Secretary of State of Oregon pursuant to Oregon Revised Statutes 128.575.

          The Trustees declare that all money and property contributed to the trust fund created by this Declaration of Trust shall be held and managed by the Trustees as set forth below.

                                 ARTICLE I

                            Name and Definitions
                            --------------------

     1.01 Name. This Trust shall be known as the "CMC Fund Trust," and the Trustees shall conduct the business of the Trust under that name or any other name they choose. The registered agent for the Trust in Oregon is John A. Kemp, 1300 SW Sixth Avenue, PO Box 1350, Portland, Oregon 97207, or any other person designated by the Trustees.

     1.02 Definitions. When used in this Declaration of Trust, unless otherwise required by the context or specifically provided:

          1.02-1 "Bylaws" shall mean the Bylaws of the Trust, as amended from time to time;

          1.02-2 "Commission" and "Principal Underwriter" shall have the meanings given them in the 1940 Act;

          1.02-3 "Declaration of Trust" shall mean this Declaration of Trust, as amended or restated from time to time;

          1.02-4 "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations thereunder, as amended from time to time;

          1.02-5 "Shareholder" means a record owner of Shares;


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          1.02-6 "Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust or in the Trust property belonging to any Series of the Trust (as the context requires) is divided from time to time and includes fractions of Shares;

          1.02-7 "Series" refers to each Series of Shares established and designated in accordance with the provisions of Article III;

          1.02-8 "Trust" means the Oregon business trust established by this Declaration of Trust, as amended from time to time; and

          1.02-9 "Trustees" means the Trustees of the Trust named in
Article IV or elected or appointed in accordance with Article IV.

                                 ARTICLE II

                              Purpose of Trust
                              ----------------

          The purpose of the Trust is to provide investors a managed investment company registered under the 1940 Act and investing one or more Series primarily in securities and debt instruments.

                                ARTICLE III

                                   Shares
                                   ------

     3.01 Division of Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of Shares. Subject to the provisions of 3.06, each Share shall have voting rights as provided in
Article V, and holders of Shares of any Series shall be entitled to receive dividends when and as declared in the manner provided in 6.01. No Share shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions upon termination of the Trust or of that Series pursuant to 8.04. All dividends and distributions shall be made ratably among all Shareholders of a Series from the assets belonging to that Series according to the number of Shares of that Series held of record by the Shareholder on the record date for any dividend or on the date of termination, as the case may be. Shareholders have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees may from time to time divide or combine the Shares of any Series into a greater or lesser number of Shares of that Series without changing the proportionate beneficial interest of the

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Shares of that Series in the assets belonging to that Series or in any way affecting the rights of the Shares of any other Series.

     3.02 Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust. These books shall be maintained separately for the Shares of each Series. No certificates certifying the ownership of Shares shall be issued except as the Trustees determine. The Trustees may make rules for the transfer of Shares of each Series and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent shall be conclusive as to who are the Shareholders of each Series and as to the number of Shares of each Series held by each Shareholder.

     3.03 Investments in the Trust. The Trustees may accept investments in the Trust from the persons, at the times, on the terms, and for the consideration they authorize. After the date of the initial contribution of capital, the number of Shares to represent the initial contribution may in the Trustees' discretion be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust. Subsequent investments in the Trust shall be credited to each Shareholder's account in the form of full and fractional Shares at the net asset value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion, impose a sales charge upon investments in the Trust.

     3.04 Status of Shares. Shares are personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees; the representative shall have only the rights of the deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or any right to call for a partition or division of the property or for an accounting, nor shall the ownership of the Shares constitute the Shareholders as partners. Neither the Trust, the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment other than as the Shareholder may personally agree to pay pursuant to a subscription for Shares or otherwise.

     3.05 Power of Trustees to Change Provisions Relating to Shares.


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          3.05-1 Notwithstanding any other provision of this Declaration of
Trust and without limiting the power of the Trustees to amend the Declaration of Trust, the Trustees have the power to amend this Declaration of Trust, as the Trustees determine in their sole discretion, without the need for Shareholder action, to add to, delete, replace, or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any amendment without Shareholder approval the Trustees shall determine that Shareholder approval is not otherwise required by the 1940 Act or other applicable law.

          3.05-2 Without limiting the generality of 3.05-1, the Trustees may amend the Declaration of Trust to:

               (a) create one or more Series of Shares (in addition to any Series already existing) with rights, preferences, and eligibility requirements for investment as the Trustees determine and reclassify any or all outstanding Shares as shares of particular Series in accordance with these eligibility requirements;

               (b) amend any of the provisions set forth in paragraphs (a) through (i) of 3.06-2;

               (c) combine one or more Series of Shares into a single Series on terms and conditions the Trustees determine;

               (d) change or eliminate any eligibility requirements for investment in Shares of any Series, including without limitation to provide for the issue of Shares of any Series in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or investment company;

               (e) change the designation of any Series of Shares;

               (f) change the method of allocating dividends among the various Series of Shares;

               (g) allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more Series of Shares; and

               (h) specifically allocate assets to any or all Series of Shares or create one or more additional Series of Shares that are preferred over all other Series of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from


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the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to that Series.

     3.06 Establishment and Designation of Series.

          3.06-1 Except as set forth in 3.06-3, the establishment and designation of any Series of Shares shall be effective upon the resolution by a majority of the Trustees, setting forth the establishment and designation and the relative rights and preferences of the Series. The establishment and designation shall be set forth in an amendment to this Declaration of Trust as provided in 8.05.

          3.06-2 Shares of each Series established pursuant to 3.06, unless otherwise provided in the resolution establishing the Series, shall have the following relative rights and preferences:

               (a) Assets Belonging to Series. All consideration received by the Trust for the issue or sale of Shares of a Series, together with all assets in which that consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange, or liquidation of those assets, and any funds or payments derived from any reinvestment of those proceeds in whatever form, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds and any funds or payments derived from any reinvestment of such proceeds, in whatever form, are referred to as "assets belonging to" that Series. If there are any assets, income, earnings, profits, proceeds, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate those general assets to, between, or among any one or more of the Series in a manner and on a basis they, in their sole discretion, deem fair and equitable, and any general assets so allocated to a particular Series shall belong to that Series. Each allocation by the Trustees shall be conclusive and binding upon the Shareholders of each Series for all purposes.

               (b) Liabilities Belonging to Series. The assets belonging to each Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges, and reserves attributable to that Series, and any general liabilities of the Trust that are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to, among, or between any one or more of the Series in a manner and on a basis the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges, and reserves by the


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Trustee shall be conclusive and binding upon the holders of each Series for all purposes. In no circumstances shall the assets allocated or belonging to a Series be charged with liabilities belonging to any other Series. All persons who have extended credit that has been allocated to a particular Series or who have a claim or contract that has been allocated to any particular Series shall look only to the assets of that particular Series for payment of the credit, claim, or contract.

               (c) Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Declaration, including without limitation Article VI, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series) with respect to, nor any redemption or repurchase of, the Shares of any Series shall be effected by the Trustees other than from the assets belonging to that Series. No Shareholder of any particular Series shall have any right or claim against the assets belonging to any other Series (except as a Shareholder of that other Series). The Trustees shall have full discretion, to the extent consistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each determination and allocation shall be conclusive and binding upon the Shareholders.

               (d) Voting. On any matter submitted to a vote of the Shareholders, all Shares of all Series shall be voted together except (i) when required by the 1940 Act, Shares shall be voted by individual Series and (ii) when the Trustees determine that the matter affects only the interests of one or more Series, then only the Shareholders of that Series shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust, or any Bylaws of the Trust to be taken by Shareholders.

               (e) Equality. Each Share of a Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of a Series shall be equal to each other Share of that Series.

               (f) Fractions. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares, and termination of the Trust.


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               (g) Exchange Privilege. The Trustees shall have the
authority to provide that the holders of Shares of any Series shall have the right to exchange those Shares for Shares of one or more other Series of Shares in accordance with requirements and procedures established by the Trustees.

               (h) Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more Series into assets and liabilities belonging to a single Series.

               (i) Elimination of Series. At any time when there are no Shares outstanding of a Series previously established and designated, the Trustees may amend this Declaration of Trust to abolish that Series and to rescind its establishment and designation, such amendment to be effected in the manner provided in 3.05 and 8.05.

          3.06-3 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the first Series to be designated as follows: CMC Small Cap Fund.

          3.06-4 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the second Series to be designated as follows: CMC International Stock Fund.

                                 ARTICLE IV

                                The Trustees
                                ------------

     4.01 Number, Election, and Tenure.

          4.01-1 The number of Trustees shall be eight unless that number is changed by resolution adopted by a majority of Trustees.

     The names and addresses of the Trustees are as follows:

              Name                                  Address
              ----                                  -------

        George L. Hanseth                      1300 SW 6th Avenue
                                               Portland, OR 97207

        J. Jerry Inskeep, Jr.                  1300 SW 6th Avenue
                                               Portland, OR 97207


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        John A. Kemp                           1300 SW 6th Avenue
                                               Portland, OR 97207

        Peter C. Olson                         1300 SW 6th Avenue
                                               Portland, OR 97207

        James F. Rippey                        1300 SW 6th Avenue
                                               Portland, OR 97207

        Peter T. Shand                         1300 SW 6th Avenue
                                               Portland, OR 97207

        Robert A. Unger                        1300 SW 6th Avenue
                                               Portland, OR 97207

        Richard L. Woolworth                   1300 SW 6th Avenue
                                               Portland, OR 97207

          4.01-2 The Trustees may fill vacancies in the number of Trustees, subject to compliance with Section 16(a) of the 1940 Act. Each Trustee shall serve during the existence of the Trust until he dies, resigns, or is removed or, if sooner, until the next meeting of Shareholders called to elect Trustees and until the election of his successor. Notwithstanding the foregoing,

               (a) any Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees, which shall take effect upon delivery or upon a later date as specified;

               (b) any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to removal, specifying the date when removal shall become effective;

               (c) any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and

               (d) any Trustee may be removed at any special meeting of the Shareholders by a vote of two-thirds of the outstanding Shares.


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          4.01-3 Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning or removed shall have any right to any compensation for any period following his resignation or removal or any right to damages on account of removal.

          4.01-4 The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose.

     4.02 Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal, or incapacity of any or all of the Trustees shall not annul the Trust or revoke any agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the number of Trustees occurs, until the vacancy is filled as provided in 4.01, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. A written instrument certifying the existence of the vacancy signed by a majority of the Trustees shall be conclusive evidence of the vacancy. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the Trustees within a short period of time and without the opportunity for at least one Trustee to appoint additional Trustees to fill vacancies, the Trust's investment adviser, or investment advisers jointly if there is more than one, may appoint new Trustees.

     4.03 Powers.

          4.03-1 Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary, appropriate, or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Trust, including, but not limited to, those transactions described in any registration statement filed by the Trust with the Commission. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent the Bylaws do not reserve that right to the Shareholders; they may appoint and remove the officers and appoint and terminate the agents as they consider appropriate; they may appoint from their own number and establish and terminate one or more committees consisting of two or more trustees that may exercise the powers and authority of the Trustees to the extent the Trustees determine; they may employ one or more custodians of the assets of the Trust and may authorize the custodians to employ subcustodians and to deposit all or any part of the assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more


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Principal Underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate the authority they consider desirable to any officer of the Trust, committee of the Trustees, agent or employee of the Trust, custodian, transfer or Shareholder servicing agent, or Principal Underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

          4.03-2 The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

     4.04 Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust all expenses, fees, charges, taxes, and liabilities incurred or arising in connection with the Trust or in connection with the management of the Trust, including, but not limited to, the Trustees' compensation and the expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, Principal Underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and any other agents or independent contractors and any other expenses and charges the Trustees deem necessary or proper to incur.

     4.05 Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they determine, to cause each Shareholder or each Shareholder of a Series to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, Shareholder servicing, or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from the Shareholder from declared but unpaid dividends owed the Shareholder or by reducing the number of Shares in the account of the Shareholder by that number of full and the fractional Shares that represents the outstanding amount of the charges due from the Shareholder.

     4.06 Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

     4.07 Service Contracts.


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          4.07-1 Subject to any requirements and restrictions set forth in the Bylaws, the Trustees may:

               (a) contract for exclusive or nonexclusive advisory or management services for the Trust or for any Series with Columbia Management Co. or any other corporation, trust, association, or other organization (the "Manager"); and the contract may contain terms the Trustees determine, including without limitation authority for the Manager to determine without prior consultation with the Trustees what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments;

               (b) contract with Columbia Financial Center Incorporated, the Manager, or any other corporation, trust, association, or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series; and

               (c) contract with Columbia Trust Company or any other corporation, trust, association, or other organization, appointing it or them the transfer agent or shareholder servicing agent for the Trust or one or more of its Series.

          4.07-2 Subject to applicable law, the fact that:

               (a) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, Principal Underwriter, distributor, affiliate, or agent of or for any corporation, trust, association, or other organization or for any parent or affiliate of any organization with which an advisory or management contract, Principal Underwriter's or distributor's contract, or transfer, shareholder servicing, or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust or that

               (b) any corporation, trust, association, or other organization with which an advisory or management contract or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing, or other agency contract may have been or may hereafter be made also has an advisory or management contract, Principal Underwriter's or distributor's contract, or transfer, Shareholder servicing, or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests


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shall not affect the validity of any such contract or disqualify any
Shareholder, Trustee, or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

     4.08 Trustees and Officers as Shareholders. Subject to any restrictions that may be contained in the Bylaws, any Trustee, officer, or other agent of the Trust may acquire, own, and dispose of Shares to the same extent as if he were not a Trustee, officer, or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein as to the sale and purchase of Shares.

     4.09 Action by the Trustees. The Trustees shall act by majority vote of the Trustees present at a meeting at which a quorum is present, including a meeting by telephonic conference, duly called or by written consent without a meeting signed by a majority of all Trustees, unless the 1940 Act requires that action be taken only at a meeting of the Trustees. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number their authority to approve particular matters or take particular actions on behalf of the Trust.

     4.10 Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may fix the amount of that compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking, or other services and payment for those services by the Trust.

                                 ARTICLE V

                   Shareholder Voting Powers and Meetings
                   --------------------------------------

     5.01 Voting Powers.

          5.01-1 Subject to the provisions of 3.06-2(d), the Shareholders shall have power to vote only

               (a) for the election of Trustees as provided in 4.01;

               (b) to the same extent as the shareholders of an Oregon business corporation as to whether or not a court action, proceeding, or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders;


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               (c) with respect to the termination of the Trust or any
Series to the extent and as provided in 8.01; and

               (d) with respect to any additional matters relating to the Trust as required by this Declaration of Trust, the Bylaws, or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees consider necessary or desirable.

          5.01-2 Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. Shares may be voted in person or by proxy. At any time when no Shares of a Series are outstanding, the Trustees may exercise all rights of Shareholders of that Series with respect to matters affecting that Series or take any action required by law, this Declaration of Trust, or the Bylaws to be taken by the Shareholders.

     5.02 Meetings. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in 4.01 and for other purposes prescribed by law, this Declaration of Trust, or the Bylaws. Meetings of the Shareholders may also be called by the Trustees from time to time for taking action upon any other matter deemed by the Trustees to be necessary or desirable.

     5.03 Quorum and Required Vote. Except when a larger quorum is required by applicable law, the Bylaws, or this Declaration of Trust, 30 percent of the Shares entitled to vote shall constitute a quorum at a Shareholders meeting. When any one or more Series is to vote as a single class separate from any other Series, 30 percent of the Shares of a Series entitled to vote shall constitute a quorum of that Series. Subject to the provisions of 3.06-2(d), when a quorum is present, action on a matter by a voting group is approved if the votes cast favoring the action exceed the votes cast opposing the action, and a plurality shall elect a Trustee, except when a greater number of affirmative votes is required by any provision of this Declaration of Trust, the Bylaws, or applicable law.

     5.04 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion as required by any express provision of this Declaration of Trust, the Bylaws, or applicable law) and holding a majority of the Shares of any Series entitled to vote separately on the matter (or such larger proportion as required by any express provision of this Declaration of Trust, the Bylaws, or applicable law) consent to the action in writing and such written consents


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are filed with the records of the Trust. The consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     5.05 Additional Provisions. The Bylaws may include further provisions for Shareholder votes and meetings and related matters.

                                 ARTICLE VI

              Net Asset Value, Distributions, and Redemptions
              -----------------------------------------------

     6.01 Determination of Net Asset Value, Net Income, and Distributions. Subject to 3.06, the Trustees, in their absolute discretion, may prescribe and shall set forth in the Bylaws or in a duly adopted resolution of the Trustees such bases and time for determining the net asset value of a Share of any Series, per Share net income attributable to the Shares of any Series, or the declaration and payment of dividends and distributions on the Shares of any Series, as they deem necessary or desirable.

     6.02 Redemptions and Repurchases.

          6.02-1 The Trust shall purchase any Shares offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares or in accordance with other procedures for redemption as the Trustees authorize; and the Trust will pay for the Shares the net asset value thereof, as determined in accordance with the Bylaws, any duly adopted resolution of the Trustees, and applicable law, next determined. Payment for Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made in proper form. The obligation set forth in this
Section 6.02 is subject to the provision that if any time the New York Stock Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets belonging to the Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees.

          6.02-2 The redemption price may in any case be paid wholly or partly in kind if the Trustees determine that such payment is advisable and in the interest of the remaining Shareholders of the Series of which the Shares are being redeemed. Subject to the foregoing, the fair value, selection, and quantity of securities or other property paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any


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delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.

     6.03 Redemptions at the Option of the Trust. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as described in 6.01 (i) if at that time the Shareholder owns Shares of any Series having an aggregate net asset value of less than an amount determined from time to time by the Trustees or (ii) to the extent the Shareholder owns Shares equal to or in excess of a percentage, determined from time to time by the Trustees, of the outstanding Shares of the Trust or of any Series.

                                ARTICLE VII

                 Limitations of Liability; Indemnification
                 -----------------------------------------

     7.01 Limitation of Liability of Trustees.

          7.01-1 The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager, or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; but nothing herein contained shall protect any Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

          7.01-2 Every note, bond, contract, instrument, certificate, or undertaking and every other act or thing issued, executed, or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed, or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

     7.02 Indemnification of Trustees. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase insurance for and to provide by resolution or in the Bylaws for indemnification out of Trust assets for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee, or agent of the Trust in connection with any claim, action, suit, or proceeding in which he becomes involved by virtue of his capacity or former capacity with the Trust. The provisions, including any exceptions and limitations concerning indemnification, may be set forth in detail in the Bylaws or in a resolution of the Trustees.


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
     7.03 Trustees, Shareholders, etc. Not Personally Liable; Notice.

          7.03-1 All persons extending credit to, contracting with, or having any claim against the Trust or any Series shall look only to the assets of the Trust or, to the extent that the liability of the Trust may have been expressly or implicitly limited by contract to the assets belonging to a particular Series, only to the assets belonging to the relevant Series, for payment under such credit, contract, or claim; and neither the Shareholders, the Trustees, nor any of the Trust's officers, employees, or agents, whether past, present, or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason or wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee.

          7.03-2 Every note, bond, contract, instrument, certificate, or undertaking made or issued on behalf of the Trust by the Trustees, by any officers or officer, or otherwise may include a notice that this Declaration of Trust is on file with the Secretary of State of Oregon and may recite that the note, bond, contract, instrument, certificate, or undertaking was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officers or officer or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the Series for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate, or undertaking to be made or issued, and may contain such further recital as he or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officer or officers or Shareholders or any other person individually.

     7.04 Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond, as such, nor any surety if a bond is required.

     7.05 Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any


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
transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

     7.06 Indemnification of Shareholders. If any Shareholder or former Shareholder is held personally liable solely by reason of being or having been a Shareholder with respect to one or more Series and not because of the Shareholder's acts or omissions or for some other reason, the Shareholder or former Shareholder (or the Shareholder's heirs, executors, administrators, or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of such Series to be held harmless from and indemnified against all loss and expense arising from that liability.

                                ARTICLE VIII

                               Miscellaneous
                               -------------

     8.01 Termination of Trust or Series.

          8.01-1 Unless terminated as provided in this Declaration, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of at least two-thirds of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series may be terminated at any time by vote of at least two-thirds of the Shares of that Series or by the Trustees by written notice to the Shareholders of that Series.

          8.01-2 Upon termination of the Trust (or any Series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses, and liabilities belonging, severally, to each Series (or the applicable Series, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets belonging, severally, to each Series (or the applicable Series, as the case may be) to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each Series (or the applicable Series, as the case may be) to the Shareholders of that Series, as a Series, ratably according to the number of Shares of that Series held by the several Shareholders on the date of termination.

     8.02 Merger, Consolidation, Etc. The Trustees may cause the Trust or one or more of its Series to be merged into or consolidated with another trust or company, or its assets or the assets belonging to one or more Series to be sold, or the Shares exchanged under or pursuant to any state or federal statute, if any, or otherwise to the extent permitted by law. Such merger, consolidation, sale of assets, or share


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
exchange must be authorized by vote of a majority of the outstanding Shares of the Trust as a whole or any affected Series, as may be applicable; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger, consolidation, sale of assets, or share exchange.

     8.03 Filing of Copies, Reference, Headings. The original or a copy of this instrument and of each amendment shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment shall be filed by the Trust with the Secretary of State of Oregon and with any other governmental office where filing may be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any amendments. Headings are placed for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction, or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

     8.04 Applicable Law. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Oregon.

     8.05 Amendments. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the Trustees.

     8.06 Trust Only. The Trust is an association known as a business trust and is subject to the provisions of ORS 128.560 through 128.600. The Trustees intend to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder. The Trustees do not intend to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

     8.07 Each Series A "Fund". Each Series established pursuant to this Declaration of Trust is intended to be a "fund" as defined in Section 851(h)(2) of the Internal Revenue Code of 1986, as amended, and any successor provision of future law. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of an interpretation consistent with that definition.

     8.08 Application of Oregon Business Corporation Act.

          8.08-1 Except as provided by applicable law or otherwise expressly in this Declaration, the Trust shall not be subject to any provisions of the Oregon Business Corporation Act or any other rights and duties existing under the common law or statutes of any state applicable to domestic and foreign corporations.

          8.08-2 ORS 128.580 provides as follows:

          "Any business trust shall be subject to such provisions of law, now or hereafter enacted, with respect to domestic and foreign corporations, respectively, as relate to the issuance of securities, filing of required statements or reports, service of process, general grants of power to act, right to sue and be sued, limitation of individual liability of shareholders and rights to acquire, mortgage, sell, lease, operate and otherwise to deal in real and personal property."

     8.09 Use of the Name "Columbia" and "CMC". Columbia Management Co. ("CMC") has consented to the use by the Trust of the identifying name "Columbia" and "CMC" in the name of the Trust. The consent is conditioned upon the employment of CMC, its successors, or any affiliate thereof as Manager of the Trust. As between CMC and the Trust, CMC controls the use of the name of the Trust insofar as the name contains "Columbia" or "CMC." The name or identifying words "Columbia" and "CMC" may be used from time to time in other connections and for other purposes by CMC or affiliated entities. CMC may require the Trust to cease using "Columbia" and "CMC" in the name of the Trust if the Trust ceases to employ, for any reason, CMC, an affiliate, or any successor as Manager of the Trust.


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
                               CMC FUND TRUST

                     AMENDMENT TO DECLARATION OF TRUST


          The undersigned officer of CMC Fund Trust (the "Trust") certifies that the Restated Declaration of Trust of the Trust in the form attached as Exhibit A was adopted by the Trustees of the Trust effective October 13, 1993:

          Dated: October 19, 1993.



                                       GEORGE L. HANSETH
                                       -------------------------------------
                                       George L. Hanseth,
                                       Trustee, Vice President and Secretary


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